EXHIBIT 10.6

                       LOAN COMMITMENT FROM KEN CABIANCA
                            DATED NOVEMBER 26, 2003




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November 26, 2003




Brinx Resources Ltd.
4519 Woodgreen Drive
West Vancouver, BC
V7S 2T8



RE:  LOAN COMMITMENT

I hereby commit to loan $100,000.00 US to Brinx Resources Ltd., if the Company requires funds to cover expenses until June 30, 2005.


Kind regards,


/s/ KEN CABIANCA

Ken Cabianca